Exhibit 10.1

CANCELLATION AND RELEASE AGREEMENT

This Cancellation and Release (this “Agreement”) is entered into as of January 26, 2009, between NTR Partners LLC, a Delaware limited liability company (“Releasor”) and NTR Acquisition Co., a Delaware corporation (“Releasee”).

WHEREAS, Releasee has issued a promissory note, dated November 2, 2007, in the aggregate amount of up to $3,000,000 (the “Note”) for the benefit of Occidental Petroleum Investment Co. (“Occidental”);

WHEREAS, Occidental has assigned the Note to the Releasor;

WHEREAS, as a result of the assignment of the Note to Releasor, Releasor is the “Lender” under the Note;

WHEREAS, Releasor and Releasee each desire to cancel the Note upon the terms and conditions described herein; and

WHEREAS, Releasee is relying on the cancellation of the Note by Releasor to prepare and implement its plan of distribution pursuant to Section 281(b) of the General Corporation Law of the State of Delaware, which plan of distribution is not making any provision for payment of any amounts due under the Note;

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  ACKNOWLEDGEMENT OF ASSIGNMENT.  Releasee hereby acknowledges that (i) Occidental has assigned the Note to Releasor in accordance with the terms thereof and (ii) as a result of such assignment, Releasor is the holder of the Note and the “Lender” thereunder.

2.  CANCELLATION OF NOTE AND RELEASE.  Subject to the terms and conditions set forth herein, Releasor agrees to deliver to Releasee the Note marked across its face “CANCELLED” on the date hereof.  Upon such delivery, Releasor shall forever release and discharge Releasee of any and all of its obligations under the Note, including any obligation to pay principal and interest.

3.  BINDING EFFECT; BENEFITS.  This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the parties hereto and their respective successors and assigns, heirs and legal representatives.  Except as otherwise set forth herein, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

4.  GOVERNING LAW; JURISDICTION.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of laws thereof.  To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party arising out of, or in connection with, this Agreement shall be brought in any New York state court located in the Borough of Manhattan, City of New York, or any federal court located in such Borough, (ii) agrees to submit to the exclusive jurisdiction of such courts for purposes of all actions and proceedings arising out of, or in connection with, this Agreement, (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such action or proceeding brought in such a court and any claim that any such action or proceeding brought in such a court has been brought in an inconvenient forum and (iv) waives any right to trial by jury with respect to any action or proceeding arising out of, or in connection with, this Agreement.

5.  NOTICES.  All notices and other communications hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized courier, as follows:

If to the Releasor:	NTR Partners LLC
100 Mill Plain Road
Suite 320
Danbury, CT 06811

If to the Releasee:	NTR Acquisition Co.
100 Mill Plain Road
Suite 320
Danbury, CT 06811

6.  COUNTERPARTS.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

NTR PARTNERS LLC

By:	/s/ Mario E. Rodriguez
Name:	Mario E. Rodriguez
Title:	President

NTR ACQUISITION CO.

By:	/s/ William E. Hantke
Name:	William E. Hantke
Title:	Principal Financial Officer